SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934
                      (Amendment No.___)

Filed by the Registrant  X

Filed by a Party other than the Registrant ___

Check the appropriate box:

__ Preliminary Proxy Statement

__ Confidential, for Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))

X  Definitive Proxy Statement

__ Definitive Additional Materials

__ Soliciting Material Pursuant to <section> 240.14a-11(c) or <section>
   240.14a-12
                  MID-WISCONSIN FINANCIAL SERVICES, INC.
            (Name of Registrant as Specified In Its Charter)

                             NOT APPLICABLE
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X  No fee required

__ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:

__ Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid: _____________________________

   (2)  Form, Schedule or Registration Statement No: __________________

   (3)  Filing Party: _______________________________________

   (4)  Date Filed: _________________________________

              MID-WISCONSIN FINANCIAL SERVICES, INC.

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          _______________

     The annual meeting of shareholders of Mid-Wisconsin Financial Services, Inc. will be held at Simek Recreational Center, 1037 W. Broadway Avenue, Medford, Wisconsin, on April 28, 1998, at 5:00 p.m.* for the following purposes:

     1. To elect three Class III directors for terms which will expire at the annual meeting of shareholders to be held in 2001;

     2. To approve the appointment of Wipfli Ullrich Bertelson LLP as independent auditors for the year ending December 31, 1998; and

     3. To transact such other business as may properly come before the meeting.

 PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.


     *Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m.



 March 27, 1998

     BY ORDER OF THE BOARD OF
     DIRECTORS


     RUTH M. ZULEGER
     Ruth M. Zuleger
     Secretary

                   ____________________________

 A PROXY CARD AND POSTAGE FREE ENVELOPE ARE ENCLOSED.

                          PROXY STATEMENT

              MID-WISCONSIN FINANCIAL SERVICES, INC.
                       132 WEST STATE STREET
                     MEDFORD, WISCONSIN 54451

                          MARCH 27, 1998


                      SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Mid-Wisconsin Financial Services, Inc. (the "Company") for use at the annual meeting of shareholders to be held at 5:00 p.m., at Simek Recreational Center, 1037 W. Broadway Avenue, Medford, Wisconsin, on April 28, 1998, and at any adjournment thereof (the "Annual Meeting").

     In addition to solicitation by mail, officers, directors and employees of the Company and its subsidiaries, none of whom will be compensated for such services, may solicit proxies in person or by telephone, facsimile, electronic mail or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material to beneficial owners of the Company's common stock, will be borne by the Company.


                         VOTING OF PROXIES

     Each holder of the Company's common stock is entitled to one vote in person or by proxy for each share held of record on all matters to be voted upon at the Annual Meeting. Only shareholders of record on March 3, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

       With respect to the election of directors, shareholders may vote in favor of the nominees specified on the accompanying form of proxy or may withhold their vote. Votes that are withheld will be excluded entirely from the voting for directors and will have no effect. The nominees receiving the largest number of votes will be elected as directors of the Company.

     On all matters other than the election of directors, shareholders may vote in favor of a proposal, against a proposal or abstain from voting. Abstentions on any matter presented to the Annual Meeting will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but such abstentions shall be treated as unvoted for purposes of determining whether the matter has been approved by the shareholders. Approval of the appointment of auditors or any other proposal (other than the election of directors) which may come before the Annual Meeting requires the affirmative vote of the majority of the votes cast, in person or by proxy, at the Annual Meeting.

                                    -1-

     Brokers who hold shares of the Company's common stock in street name for customers may have discretionary authority to vote on certain matters when they have not received instructions from beneficial owners, but may not have authority to vote the shares on other matters. As to matters for which the broker cannot vote shares held in street name, the shares will be recorded as a "broker non-vote". Shares reported as broker non-votes will not be considered present and entitled to vote with respect to the matter and will not be counted for purposes of determining whether a quorum is present.

     A shareholder who executes the accompanying form of proxy may revoke it at any time before it is voted by filing with the Company another duly executed proxy bearing a later date, giving written notice to the Secretary of the Company or oral notice to the presiding officer at the Annual Meeting.

     The persons named in the accompanying form of proxy, as members of the Proxy Committee of the Board of Directors, will vote the shares subject to each proxy. The proxy in the accompanying form will be voted as specified by each shareholder, but if no specification is made, each proxy will be voted:

     (1) TO ELECT Messrs. Norman A. Hatlestad, Ronald D. Isaacson, and James F. Melvin to terms of office as Class III directors which will expire at the annual meeting of shareholders to be held in 2001 (see "Election of Directors");

     (2) TO APPROVE the appointment of Wipfli Ullrich Bertelson LLP as the Company's independent auditors for the year ending December 31, 1998 (see "Approval of Appointment of Auditors"); and

     (3) IN THE BEST JUDGMENT of those named as proxies on the accompanying form of proxy on any other matters to properly come before the Annual Meeting, including approval of minutes of the prior annual meeting, matters incident to the conduct of the meeting and any adjournment thereof.


                       ELECTION OF DIRECTORS

     The Company's articles of incorporation, as amended, provide that the number of directors shall be determined by the Board of Directors pursuant to the Company's bylaws and that directors shall be divided into three classes to be as nearly equal in size as possible. The bylaws provide that there shall be not less than nine nor more than eleven directors,
 with the exact number to be set by the Board.   One class of directors is
 to be elected each year to serve a three-year term and any vacancy may be filled by the Board until the next succeeding annual meeting of
 shareholders.   The Board has fixed the number of directors at eleven.
 Directors may not continue to serve on the Board beyond the end of the calendar quarter in which they attain age 65. As presently constituted, the Board consists of four Class I and Class II directors and three Class III directors.

                                    -2-

     At the Annual Meeting, Messrs. Norman A. Hatlestad, Ronald D. Isaacson, and James F. Melvin will be candidates for election as Class III directors. Each of the nominees for director has consented to serve if elected, but in case any of the nominees is not a candidate at the Annual Meeting, it is the intention of the proxies to vote for such substitute or substitutes as may be designated by the Board.

     The following information is furnished with respect to the nominees and all other directors:

                                               CLASS
   NAME, AGE,                                  AND YEAR
   PRINCIPAL OCCUPATION                        IN WHICH      YEAR FIRST
   OR EMPLOYMENT AND                           TERM WILL     BECAME A
   OTHER AFFILIATIONS*                         EXPIRE        DIRECTOR

 Nominees
 Norman A. Hatlestad, 56                       Class III     1992
   President, Big A Auto Supply                 2001

 RONALD D. ISAACSON, 61                        Class III     1986
   Vice President of the Company                2001
   and Chairman of the Board of
   Mid-Wisconsin Bank

 JAMES F. MELVIN, 48                           Class III     1996
   Vice Chairman of the Board of                2001
   the Company and President of
   the Melvin Companies

 CONTINUING DIRECTORS
 JAMES N. DOUGHERTY, 60                        Class I       1991
   Veterinary Consultant, Miles Animal          1999
   Health; previously, Vice President and
   Treasurer of Medford Veterinary Clinic

 ROGER B. OLSON, 63                            Class I       1988
   Retired, formerly President of Cherokee      1999
    Garage, Inc. (implement dealer)

 JAMES R. PETERSON, 61                         Class I       1986
   Chairman of the Board of the Company         1999
   and Vice President, James Peterson
   Sons, Inc. (road construction)

 JACK E. WILD, 61                              Class I       1996
   President, Abbotsford                        1999
   Oil, Inc.

 GENE C. KNOLL, 44                             Class II      1988
   President and Chief Executive Officer        2000
   of the Company and President and
   Chief Executive Officer of
   Mid-Wisconsin Bank

                                    -3-

 KURT D. MERTENS, 42                           Class II      1997
   Secretary and Treasurer, Loos                2000
   Machine Shop, Inc.

 FRED J. SCHROEDER, 60                         Class II      1986
   Mayor of City of Medford; formerly           2000
   Executive Vice President and
   Trust Officer of Mid-Wisconsin Bank

 JOHN P. SELZ, 63                              Class II      1994
   President, Selz Farms, Inc.                  2000

       * Each director of the Company is also a director of Mid-Wisconsin Bank.

             COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

 COMMITTEES

 The Board of Directors annually establishes an Audit Committee.   The
 functions of a compensation committee are fulfilled by the Personnel Committee of the Board of Directors of Mid-Wisconsin Bank (the "Bank"), the Company's wholly owned subsidiary.

 During 1997, Messrs. Peterson, Schroeder and Mertens served as members of the Audit Committee. The Audit Committee held six meetings during 1997 to review the audit of the previous fiscal year, the scope of the current audit engagement and the range of audit and nonaudit fees.

 The Board does not have a standing nominating committee. The functions of a nominating committee are performed by the Board which will consider nominations for directors submitted by shareholders. Recommendations concerning nominations with pertinent background information should be directed to the Chairman of the Board, in care of the Company. The Board has not adopted formal procedures with respect to nominee recommendations.

 In 1997, the Personnel Committee of the Bank reviewed and established executive compensation and recommended the granting of stock options. Messrs. Peterson, Olson and Isaacson served on the Committee during 1997. The Committee met six times during 1997. See "Committees' Report on Executive Compensation Policies", page 9.

 During 1997, the Board of Directors met eight times. All of the directors of the Company attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which they served.

 DIRECTOR COMPENSATION

 Directors receive an annual retainer of $1,200 from the Company and $2,400 from the Bank in addition to board and committee meeting fees of $250 and $100, respectively. Directors were also eligible in 1997 for special directors' fees under a plan which provides for a maximum

                                    -4-

 payment of 60% of the directors' annual retainer. Special fees are determined by the extent of the Company's achievement of a targeted return on equity established by the Board of Directors prior to each fiscal year. In 1997, directors received special fees equal to 60% of the annual retainer. Directors received an identical percentage of the retainer paid to Bank directors as special fees for service on the Bank's board. Amounts earned by Mr. Knoll are included in the amounts disclosed in the summary compensation table on page 7; see footnote
 (3). During 1997, no director received more than the standard arrangements described above.

 Under the Directors' Deferred Compensation Plan, directors may elect each year to defer fees otherwise payable in cash during the year. Amounts deferred become payable after the director's termination of service as a director in a lump sum or in monthly installments over a period not in excess of 10 years. The timing and form of payments are elected by each participating director based on deferral elections filed with the Company.

 During the period of deferral, deferred fees are credited with interest each fiscal year at a rate equal to 300 basis points less than the Company's return on equity for the preceding fiscal year. During 1997, Messrs. Dougherty, Isaacson, Schroeder, Hatlestad, Selz, Wild and Olson participated in the plan and deferred the director or meeting fees otherwise payable to them.


               BENEFICIAL OWNERSHIP OF COMMON STOCK

 As of the close of business on the Record Date, the Company had outstanding 1,864,122 shares of common stock.

 Based on information publicly available from the Securities and Exchange Commission, on the Record Date, no shareholder was known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.

 The following table sets forth, based on statements filed with the Securities and Exchange Commission or otherwise made to the Company, the amount of common stock of the Company which is deemed beneficially owned on the Record Date by each of the directors and each of the executive officers of the Company named in the summary compensation table on page 7. The amounts indicated include, as applicable, shares subject to options exercisable within 60 days, shares held by spouses and minor children and shares held indirectly in trust for the benefit of the directors and/or their spouses, children or parents.

                                    -5-

                                   Shares of
                                   Common Stock            Percent
  Name                             Beneficially Owned      of Class
 James N. Dougherty                    25,858                1.39%
 Norman A. Hatlestad                    3,464                 *
 Ronald D. Isaacson                    36,913                1.98%
 Gene C. Knoll                          5,264                 *
 James F. Melvin                       33,109                1.78%
 Kurt D. Mertens                        8,816                 *
 Roger B. Olson                         2,956                 *
 James R. Peterson                     22,760                1.22%
 John P. Selz                           1,200                 *
 Fred J. Schroeder                     19,629                1.06%
 Jack E. Wild                             410                  *

 All directors, nominees and
 executive officers as a group
 (13 persons)                         193,844               10.39%

      *Less than 1%

      SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own more than 10% of the Company's common stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting persons are also required by SEC regulations to furnish the Company with copies of all section 16(a) forms filed by them with the SEC. Based solely on its review of the copies of the section 16(a) forms received by it or upon written representations from certain of these reporting persons as to compliance with the section 16(a) regulations, the Company is of the opinion that during the 1997 fiscal year, all filing requirements applicable under section 16 to the reporting persons were satisfied.

                                -6-

                  EXECUTIVE OFFICER COMPENSATION

 SUMMARY COMPENSATION TABLE

     The table below sets forth compensation awarded, earned or paid by the Company and its subsidiaries for services in all capacities during the three years ended December 31, 1997, 1996, and 1995 to the Company's Chief Executive Officer and each other executive officer of the Company as of December 31, 1997 whose total annual salary and bonus compensation for the most recent fiscal year exceeded $100,000.

                          Summary Compensation Table
                         Annual Compensation
                                                                Long Term
                                                                Compen-
                                                                sation
                                                                Awards
                                                                Securities
                                                                Underlying  All other
Name and                                          Other Annual  Options     Compensation
Principal Position   Year    Salary(1)  Bonus(2)  Compensation  SARs(#)     (3)(4)
Gene C. Knoll;       1997    $109,720   $ 34,014      $0          457       $21,608
President and CEO    1996    $111,092   $27,825       $0          538       $19,974
and a director; of   1995    $ 92,978   $19,410       $0          552       $16,265
the Company and
the Bank

      (1) Includes amounts deferred under Company's 401(k) plan in 1997 and profit sharing plan in 1996 and 1995.
      (2) Includes $19,750 earned under the Senior Officer Incentive Bonus Plan maintained by the Bank; officers receive 50% of the bonus in cash and the remaining 50% is deferred and paid in equal annual installments over a period of 4 years. Mr. Knoll was paid $10,698 under the 1997 Executive Officer Bonus Plan of the Bank and $3,566 under the TeamBank Bonus Plan.
      (3)   Includes directors fees of $7,690 paid by the Company and the Bank.
      (4) Includes contributions of $13,918 made by the Company in 1997 under the Company's retirement plans.

 STOCK OPTIONS

     OPTION GRANTS. The Company maintains a stock option plan pursuant to which options to purchase the Company's common stock may be granted to key employees. The following table presents certain information with respect to grants of stock options during 1997 to each executive officer named in the summary compensation table.

                                    -7-

              Option/SAR Grants in Last Fiscal Year
                                                        Potential Realizable
                                                        Value at Assumed
                                                        Annual Rates of
                                                        Stock Price Appreciation
                        Individual Grants               for Option Term
                             % of total
                             Options/
             Number of       SARs
             Securities      Granted to
             Underlying      Employees    Exercise or
             Options/SARs    in Fiscal    Base Price   Expiration  5%        10%00
             Granted (#)(1)  Year         ($/Sh)       Date        ($)(2)    ($)(2)
 Mr. Knoll      457          14.93%       $24.00       12/31/01    $3,030    $6,696

     (1) Options can be exercised only between the fourth anniversary of the date of grant and the expiration date. Optionees must enter into an agreement with the Company that provides, among other things, that the Company has an option to purchase the option shares (a) during the first 180 days following termination of employment for a reason other than voluntary retirement or disability, (b) if the option shares are transferred by the optionee pursuant to divorce, bankruptcy or in any other involuntary transfer or (c) if the optionee wishes to transfer the option shares to a third party. The optionee has an option to sell the option shares to the Company (a) during the first 180 days following termination of employment for any reason or (b) if the optionee experiences severe financial hardship.
     (2) Assumes price of common stock is $30.63 (5%) and $38.65 (10%) on December 31, 2001. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.
          There is no assurance that the market price of the common stock will increase as assumed for purposes of this pricing model and no projections as to the actual future value of the Company's common stock are intended or made.

     OPTION EXERCISES AND YEAR END HOLDINGS. The following table sets forth information regarding the exercise of stock options in 1997 by the executive officers named in the summary compensation table and the December 31, 1997 value of unexercised stock options held by such officers.

          Aggregated Option/SAR Exercises in Last Fiscal Year
                      and FY-End Option/SAR Values
                                                     Number of
                                                     Securities           Value of
                                                     Underlying           Unexercised
                                                     Unexercised          In-the-Money
                                                     Options/SARs at      Options/SARs at
                   Shares                            FY-End (#)           FY-End ($)
                   Acquired on      Value
 Name              Exercise (#)     Realized ($)     Unexercisable*       Unexercisable*
 Mr. Knoll             674          $11,121              2,151            $19,090

      *All options outstanding at December 31, 1997 were unexercisable.

                                    -8-

 COMMITTEES' REPORT ON EXECUTIVE COMPENSATION POLICIES

     During 1997, compensation policies were established by the Personnel Committee of the Bank. See "Committees and Compensation of the Board of Directors". The Personnel Committee established and reviewed base salaries of executive officers of the Bank and was also responsible for the administration of executive bonus and incentive programs. No salaries or bonuses are paid by the Company to executive officers.

     The compensation program for executive officers may include various grants under the Company's stock option plan. The Company's stock option plan is administered by a separate committee appointed by the Board of Directors. The stock option plan committee generally considers recommendations of the Personnel Committee with respect to grants, but the stock option plan committee has full discretion and control over whether a grant will be made and the amount and terms of any such grant. Insofar as this report includes a description of the compensation policies relating to the stock option plan, this report is a joint report of the Personnel Committee and of the stock option plan committee.

     This report describes the policies of the Personnel Committee, the stock option plan committee and the Company as in effect in 1997. Policies in effect from time to time for years after 1997 may change as circumstances change and the committees deem it appropriate to revise the Company's compensation programs.

     GENERAL. The executive compensation policies are designed to attract and retain individuals who have experience in banking or who otherwise have particular training or skills which will satisfy particular requirements of the Company and the Bank and to reward job performance which the Personnel Committee believes to be at or above the level expected of the Bank's executive officers. The total compensation paid to executive officers and the retirement and other fringe benefit programs are designed to offer a level of compensation which is competitive with other Wisconsin banks or bank holding companies of comparable size. Few of the bank holding companies used for purposes of compensation comparisons are included in the 567 financial institutions or bank holding companies which comprise the Nasdaq Bank Stock Index of bank holding companies' stock performance under the heading "Stock Price Performance Graph". In making compensation comparisons, the Personnel Committee attempts to use only those bank holding companies or banks whose size and operations are similar to the Company. Few, if any, of those bank holding companies or banks are publicly traded or included in the Nasdaq Bank Stock Index. Given the disparity in size between financial institutions and the fact that many, but not all, bank holding company executives also serve as executive officers of bank subsidiaries, it is difficult to draw exact comparisons with the compensation policies of other bank holding companies or banks. The determination of appropriate compensation levels by the Personnel Committee is, therefore, subjective.

     The Bank's overall compensation policy is designed so that approximately 20% to 35% of each executive officer's maximum compensation is directly tied to the performance of the Bank through a combination of annual incentive bonuses which are based on each fiscal year's financial performance and stock based incentive programs which reflect the performance of the Company's common stock.

                                    -9-

     BASE SALARIES.   The Personnel Committee considers and reviews a
 general survey of bank or financial industry compensation prepared by the Wisconsin Bankers Association and Sheshunoff Bank Data, an independent provider of data concerning financial institutions, in order to gauge the relationship of the Bank's base salary levels to the levels of comparable financial institutions. Base salaries of the Company's executive officers primarily reflect the services performed for the respective Bank or holding company operations for which the individual has principal management responsibilities.

     Annual increases in base salary are determined by the overall objective of maintaining competitive salary levels, more general factors such as the rate of inflation and individual job performance. Individual job performance, including satisfaction of individual performance objectives and goals and the accomplishment of specified programs in appropriate cases, is the most important factor considered by the Personnel Committee in determining appropriate increases in base compensation.

     During 1997, the Company's Chief Executive Officer ("CEO") established individual performance objectives and goals for executive officers other than himself, including the accomplishment of specified programs in appropriate cases, and reviewed each individual's performance in relationship to those criteria with the Personnel Committee and the Board of Directors of the Company. Based on such performance evaluations, the CEO made recommendations to the Personnel Committee with respect to increases in the base salary of the executive officers. The Company's Board of Directors makes the final determination of the executive officers' base salaries.

     The CEO's base salary is reviewed by the Personnel Committee on the same basis as that of the Company's other executive officers, except that in 1997, it was the Boards of Directors of the Bank and of the Company which established individual performance objectives for the CEO and reviewed his accomplishment of those objectives. The Company's Board of Directors makes the final determination of the CEO's base salary.

     INCENTIVE COMPENSATION BASED ON FINANCIAL PERFORMANCE OF THE COMPANY AND INDIVIDUAL PERFORMANCE. During 1997, executive officers of the Company participated in two incentive compensation plans of the Bank in their capacities as executive officers of the Bank. The Company did not maintain a separate incentive program for executive officers. Under the incentive bonus plan for executive officers of the Bank, executive officers were eligible to receive a specified percentage of base salary as a bonus. The percentage used to determine the amount of an individual's bonus was based on a schedule of graduated rates which, in turn, was based upon the Bank's current year return on equity and the Bank officer's level of responsibility. Maximum bonuses for executive officers in 1997 ranged from 12% to 24% of an individual's base salary, with prorated amounts payable based on the applicable Bank's return on equity for the year. The criteria of the plan and the amount of bonuses which may be paid are set annually by the Bank's Board of Directors. Executive and other Bank officers receive 50% of each bonus in cash and the remaining 50% is deferred and paid in equal annual installments over a period of four years.

                                    -10-

     Executive officers also participated in the Bank's TeamBank Bonus Plan which is maintained for all Bank employees. The TeamBank Bonus Plan is intended to promote shareholder value and bonuses are based on achievement of four key performance indicators. The bonuses payable under the TeamBank Bonus Plan are expected to range from approximately 3% to approximately 17% of base salary on an annual basis.

     In 1997, a bonus was paid to Mr. Knoll and one other officer of the Bank based upon the achievement of a minimum number of specified criteria involving Bank growth, personnel cost and various operational performance criteria. Under the plan, Mr. Knoll was eligible for a maximum bonus of 12% of salary based on satisfaction of the specific criteria set forth in the plan.

     STOCK BASED COMPENSATION. Executive officers of the Company and employees of the Bank were eligible in 1997 to participate in the Company's 1991 Employee Stock Option Plan. The stock option plan is administered by a committee appointed by the Board of Directors of the Company. The stock option plan committee has not established formal criteria by which the size of plan grants are determined, but does consider the amount and terms of each grant already held by an executive officer in determining the size and amount of any new grant. The value of options granted under the plan are related to the long-term performance of the Company's common stock and therefore provide an identity of interests between the Company's executive officers and its shareholders.

     The stock option plan committee may impose conditions or restrictions as to exercise or vesting of grants under the plan. All options must have an option price equal to the fair market value of the shares on the date the option is granted. Unless otherwise provided by the committee, options are not exercisable before the fourth, or after the fifth, anniversary of the date of grant. Optionees must enter into an agreement with the Company that provides for certain repurchase rights for the Company and the right to sell option stock to the Company. See footnote
 (1) to table entitled "Option/SAR Grants in Last Fiscal Year", page 8.

     PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.   During
 1997, the Personnel Committee consisted of directors of the Bank. The Personnel Committee met at various times throughout the 1997 fiscal year to review and establish executive compensation levels and programs. No member of the Committee was an employee of the Company or the Bank in 1997 other than Mr. Isaacson. See "Committees and Compensation of the Board of Directors".

 1991 STOCK OPTION PLAN COMMITTEE            PERSONNEL COMMITTEE
 JAMES R. PETERSON    ROGER B. OLSON           JAMES R. PETERSON
 KURT D. MERTENS      JAMES N. DOUGHERTY       RONALD D. ISAACSON
 NORMAN A. HATLESTAD  JOHN P. SELZ             ROGER B. OLSON
 JACK E. WILD         JAMES F. MELVIN
 FRED J. SCHROEDER

                                   -11-

                   STOCK PRICE PERFORMANCE GRAPH

     The following graph and table compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock for the five year period beginning December 31, 1992 with two published indices. The University of Chicago Center for Research in Security Prices ("CRSP") Nasdaq Bank Stock Index indicates the performance of the stock of 567 financial institutions or bank holding companies over the five year period. The Media General Financial Services Nasdaq Stock Market indicates the performance of all stocks which were traded on the Nasdaq Stock Market during the entire five year period. The graph and table assume that the value of an initial investment in the Company's common stock and each index on December 31, 1992 was $100 and that all dividends were reinvested. Prices of the Company's common stock represent the average of bid and ask quotations from one market maker in the common stock through August, 1997 and two market makers after such date; there is no active established trading market in the Company's common stock.

[Stock Price Performance Graph deleted pursuant to Rule 304(d) of
Regulation S-T. Data reported in the graph is also reported in the following tabular form in the proxy statement delivered to shareholders.]

                                   -12-

                                       Value of Hypothetical Investment
                                                 December 31,
                            1992      1993      1994      1995      1996      1997
 Mid-Wisconsin Financial
   Services, Inc.         $100.00   $129.35   $151.40   $189.98   $240.70   $281.15
 MG Nasdaq Market Index   $100.00   $104.36   $ 97.33   $141.95   $188.44   $297.47
 CRSP Nasdaq Bank Stock
   Index                  $100.00   $119.95   $125.94   $163.35   $202.99   $248.30

            *There is no active established trading market for the Company's common stock. The prices listed indicate the average of bid and ask quotations from the market makers in the Company's stock.

                            CERTAIN RELATIONSHIPS
                          AND RELATED TRANSACTIONS

     During 1997, in the ordinary course of business, directors and officers of the Company and its subsidiaries and many of their associates and the firms for which they serve as directors and officers conducted banking transactions with the Bank. All employees of the Bank are eligible to borrow up to a maximum of $50,000 at rates that are adjusted quarterly to an amount equal to the sum of (1) the average rate paid by the Bank on certificates of deposit, (ii) 1.5%, and (iii) the FDIC premium rate on deposits. All other loans to directors and officers and to persons or firms affiliated with such directors and officers were made at substantially the same interest rates as those prevailing at the time for comparable transactions with unrelated persons. All loans made to such directors and officers and their affiliates were subject to substantially the same collateral requirements, did not involve more than normal risk of collectability, and did not present other unfavorable features as compared
 to loans made to unrelated persons.   Management expects that transactions
 such as those described above will continue in the future.

                          APPROVAL OF THE
                APPOINTMENT OF INDEPENDENT AUDITORS

     At the Annual Meeting, shareholders will be asked to approve the appointment of the firm of Wipfli Ullrich Bertelson LLP as independent auditors to audit the books, records and accounts of the Company for the fiscal year ending December 31, 1998. The firm has served as the Company's auditors since 1990. The Company has a policy of reviewing the provision of professional and other services to the Company based on such factors as the cost, timeliness and quality of the services provided. Pursuant to this policy, the Company has retained the right to appoint a different firm of independent auditors to audit the Company for the 1998 fiscal year if such appointment is deemed in the best interests of the Company.

     Representatives of Wipfli Ullrich Bertelson LLP will be present at the Annual Meeting and will have an opportunity to make a statement or respond to appropriate questions.

                                   -13-

                       SHAREHOLDER PROPOSALS

     If any shareholder desires to submit a proposal for inclusion in the proxy statement to be used in connection with the Annual Meeting to be held in 1999, the proposal must be in proper form and received by the Company no later than November 27, 1998.


                           OTHER MATTERS

     At this date, there are no other matters management intends to present or has reason to believe others will present to the Annual Meeting. If other matters now unknown to the management come before the meeting, the members of the Proxy Committee of the Board of Directors will vote in accordance with their judgment.


                  CORPORATE SUMMARY ANNUAL REPORT

     The 1997 Summary Annual Report, which includes condensed consolidated financial statements for the years ended December 31, 1997, 1996 and 1995, has been mailed concurrently with this proxy statement to shareholders as of the Record Date. The 1997 Summary Annual Report and the 1997 Form 10-K Annual Report do not constitute a part of this proxy statement.


     March 27, 1998

                                   BY ORDER OF THE BOARD OF
                                   DIRECTORS



                                   RUTH M. ZULEGER
                                   Ruth M. Zuleger
                                   Secretary






 PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

                     MID-WISCONSIN FINANCIAL SERVICES, INC.
                 PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING
                                APRIL 28, 1998

     The undersigned, having received the notice of annual meeting, proxy statement, and annual report for the year ended December 31, 1997, hereby appoint(s) James N. Dougherty, Kurt D. Mertens and Fred J. Schroeder and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the undersigned in Mid-Wisconsin Financial Services, Inc. at the annual meeting of shareholders to be held on April 21, 1997 and at any adjournments thereof.

     THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF EACH NOMINEE AND THE APPROVAL OF AUDITORS.

 1.  Election of Class III directors:  NORMAN A. HATLESTAD, RONALD D.
                                       ISAACSON, AND JAMES F. MELVIN

     FOR each nominee listed above ___            WITHHOLD AUTHORITY ___
     (except as marked to the contrary below)     to vote for all nominees
                                                  listed above

     (Instruction: To withhold authority to vote for any individual nominee(s), print the name of the nominee on the space provided:
     ______________________________________________________________

 2. Approval of appointment of Wipfli Ullrich Bertelson LLP as independent auditors for the year ending December 31, 1998.

                   FOR ___      AGAINST ___      ABSTAIN ___


     UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND THE APPROVAL OF THE APPOINTMENT OF AUDITORS.

                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                           (CONTINUED FROM OTHER SIDE)


 Please sign exactly as name appears below.


                                   When shares are held by joint tenants,
                                   both should sign.  When signing as
                                   attorney, executor, administrator,
                                   trustee or guardian, please give full
                                   title.  If a corporation, please sign
                                   in full corporate name by president or
                                   other authorized officer.  If a
                                   partnership, please sign in partnership
                                   name by authorized person.



                                   ______________________________________
                                                Signature



                                   ______________________________________
                                         Signature if held jointly


                                   Dated __________________________, 1998




 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.